                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 19, 2006


                          REGIONS FINANCIAL CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                        0-6159                      63-0589368
----------------                -------------              -------------------
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)              Identification No.)
incorporation)

    417 North 20th Street, Birmingham, Alabama               35203
   --------------------------------------------           -----------
     (Address of principal executive offices)             (Zip code)

                                 (205) 944-1300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Item 5.02(b)
------------

     Regions Financial Corporation has 15 directors at present. The merger agreement between Regions and AmSouth Bancorporation requires a reduction in the number of present Regions directors on the post-merger board of directors from 15 to 12 (plus up to one additional director to be added prior to the completion of the merger with the mutual agreement of Regions and AmSouth).

     On September 19, 2006, director Margaret H. Greene advised Regions of her decision to retire as a director, to be effective on the closing date of the merger.

     On September 21, 2006, Regions received a communication on behalf of director Michael S. Starnes advising of his decision to retire as a director, to be effective on the closing date of the merger.

     Both Ms. Greene and Mr. Starnes indicated that the approaching requirement for a reduction in the number of present Regions directors on the post-merger board of directors played a part in the timing of their decisions.

     As previously reported, Richard D. Horsley has communicated to Regions his decision to retire as a director, also to be effective on the closing date of the merger.







                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 REGIONS FINANCIAL CORPORATION
                                        (Registrant)



                                 By:  /s/ Ronald C. Jackson

                                      Ronald C. Jackson
                                      Senior Vice President and Comptroller

Date: September 25, 2006